SCHEDULE A

THE DUNHAM FUNDS

Dunham Corporate/Government Bond Fund
Dunham High-Yield Bond Fund
Dunham Real Estate Stock Fund
Dunham Appreciation & Income Fund
Dunham International Stock Fund
Dunham Large Cap Value Fund
Dunham Small Cap Value Fund
Dunham Large Cap Growth Fund
Dunham Emerging Markets Stock Fund
Dunham Small Cap Growth Fund
Dunham Monthly Distribution Fund*
Dunham Loss Averse Growth Fund*

* This schedule was amended on May 14, 2008 to add Dunham Monthly Distribution Fund and on March 23, 2010 to add Dunham Loss Averse Growth Fund.